Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Predictive Oncology Inc. (the “Company”) for the year ended December 31, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Raymond F. Vennare, Chief Executive Officer (Principal Executive Officer) and, I, Josh Blacher, Interim Chief Financial Officer (Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of § 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, that to the best of my knowledge:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 28, 2024	/s/ Raymond F. Vennare
Raymond F. Vennare
Chief Executive Officer (Principal Executive Officer)

Date: March 28, 2024	/s/ Josh Blacher
Josh Blacher
Interim Chief Financial Officer (Principal Financial Officer)